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                                                                   Exhibit 3.12


                            ARTICLES OF INCORPORATION

                                       OF

                            VENETIAN MARKETING, INC.

        The undersigned natural person, acting as incorporator of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, adopts the following Articles of Incorporation.

                                    ARTICLE 1

                                      NAME

        The name of the Corporation is VENETIAN MARKETING, INC.

                                    ARTICLE 2

                  INITIAL RESIDENT AGENT AND REGISTERED OFFICE

        The name of the initial resident agent of the Corporation, a corporate resident of the State of Nevada, whose business address is 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Clark County, Nevada 89101 is LIONEL SAWYER & COLLINS, LTD.

                                    ARTICLE 3

                                AUTHORIZED SHARES

        The aggregate number of shares that the Corporation shall have the authority to issue is 25,000 shares of stock with no par value.

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                                    ARTICLE 4

                            DATA RESPECTING DIRECTORS

        Section 4.01 STYLE OF GOVERNING BOARD. The members of the governing board of the Corporation shall be styled Directors.

        Section 4.02 INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall consist of two (2) members.

        Section 4.03 NAMES AND ADDRESSES. The names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

                Name                       Address
                ----                       --------
                Sheldon G. Adelson         3355 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89109

                William P. Weidner         3355 Las Vegas Boulevard South
                                           Las Vegas, Nevada 89109

        Section 4.04 INCREASE OR DECREASE OF DIRECTORS. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

                                    ARTICLE 5

                       LIABILITY OF DIRECTORS AND OFFICERS

        No director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this ARTICLE 5 shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii)

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the payment of distributions in violation of Section 78.300 of the Nevada
Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                    ARTICLE 6

            ELECTION NOT TO BE GOVERNED BY CORPORATE COMBINATIONS ACT

        The Corporation hereby elects not to be governed by Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes.

                                    ARTICLE 7

                          DATA RESPECTING INCORPORATORS

        The name and address of the incorporator of the Corporation is as follows:

                Name                       Address
                ----                       -------
                Renee Blango-Michie        1700 Bank of America Plaza
                                           300 South Fourth Street
                                           Las Vegas, Nevada 89101

        EXECUTED this 24th day of February, 1999.


                                         /s/ Renee Blango-Michie
                                         -------------------------------------
                                         RENEE BLANGO-MICHIE

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STATE OF NEVADA

COUNTY OF CLARK

        This instrument was acknowledged before me on February 24, 1999 by Renee Blango-Michie.

                                         /s/ Karen Ro-dman
                                         -------------------------------------
                                         NOTARY PUBLIC

                                         Appointment Number: 93-3479-1

                                         My Commission expires: May 22, 2001.

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